EXHIBIT 21


                     SUBSIDIARIES OF ELJER INDUSTRIES, INC.



                                                        Percentage             State/Country of
                                                         Ownership               Incorporation
                                                       --------------          -----------------

Design Plus, Inc. <F1>                                     100%                     Pennsylvania
Eljer FSC Ltd.                                             100%                   Virgin Islands
Eljer Industries Limited                                   100%                   United Kingdom
Eljer Manufacturing Canada, Inc. <F1>                      100%                           Canada
Eljer Manufacturing, Inc.                                  100%                         Delaware
Eljer Plumbingware <F1>                                    100%                         Delaware
Eljer Services Corp.                                       100%                         Delaware
GlasTec, Inc. <F1>                                         100%                         Delaware
Industrias Eljer de Mexico, S.A. de C.V. <F1>              100%                           Mexico
Selkirk Canada U.S.A., Inc.                                100%                         Delaware
Selkirk Europe U.S.A., Inc.                                100%                         Delaware
Selkirk Manufacturing France S.A.R.L.<F2>                99.95%                           France
Selkirk Manufacturing Limited <F1>                         100%                   United Kingdom
Selkirk Schornsteintechnik GmbH <F1>                       100%                          Germany
Selkirk S.R.L.<F1>                                         100%                            Italy
Selkirk UK, U.S.A. No. 1, Inc.                             100%                         Delaware
Selkirk/Dry, Inc. <F1>                                     100%                         Delaware
United States Brass Corporation <F1>                       100%                         Delaware

<F1>      Indirect, wholly-owned subsidiary of Eljer Industries, Inc.
<F2>      99.95% indirectly owned subsidiary of Eljer Industries, Inc.